As filed with the Securities and Exchange Commission on January 26, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Verastem, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	27-3269467 (I.R.S. Employer Identification Number)

215 First Street, Suite 440
Cambridge, MA 02142
(617) 252-9300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Christoph Westphal, M.D., Ph.D.
President and Chief Executive Officer
Verastem, Inc.
215 First Street, Suite 440
Cambridge, Massachusetts 02142
(617) 252-9300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

copies to:

David E. Redlick, Esq. Brian A. Johnson, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Patrick O’Brien, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-177677

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Proposed maximum
Title of each class of securities to be registered	aggregate offering price (1)	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	$6,325,000	$725

(1) Estimated solely for the purpose of calculating a registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2) Calculated pursuant to  Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note and Incorporation By Reference

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of  Verastem, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the earlier registration statement on Form S-1 (File No. 333-177677), which was declared effective by the Commission on January 26, 2012, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 26th day of January, 2012.

VERASTEM, INC.

By:	/s/ Christoph Westphal, M.D., Ph.D.
Name: Christoph Westphal, M.D., Ph.D.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christoph Westphal, M.D., Ph.D.	President, Chief Executive Officer and Director	January 26, 2012
Christoph Westphal, M.D., Ph.D.	(Principal executive officer)

/s/ Robert Forrester	Chief Operating Officer	January 26, 2012
Robert Forrester	(Principal financial and accounting officer)

*	Director	January 26, 2012
Richard Aldrich

*	Director	January 26, 2012
John K. Clarke

*	Director	January 26, 2012
Ansbert Gadicke, M.D.

*	Director	January 26, 2012
Stephen Kraus

*	Director	January 26, 2012
Henri Termeer

*By:
/s/ Christoph Westphal, M.D., Ph.D.
Christoph Westphal, M.D., Ph.D.
Attorney-in-Fact

Exhibit Index

Exhibit No.		Description

5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
23.2		Consent of Ernst & Young LLP
24.1	*	Powers of Attorney (included on signature page)

* Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-177677) filed with the Commission on November 3, 2011, as amended, and incorporated in this registration statement by reference.